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                                                                 EXHIBIT 24.1

                      [WEINBAUM & YALAMANCHI LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants for Osicom Technologies, Inc., we hereby consent to the use of our report dated May 1, 1995 for the year ended January 31, 1995, the eight months ended January 31, 1994 and the five months ended May 31, 1993 which is included in the June 15, 1995 Form S-8 of Osicom Technologies, Inc.

Weinbaum & Yalamanchi

Weinbaum & Yalamanchi
Cerfified Public Accountants

June 14, 1995